                                                                   EXHIBIT 13(a)

                          CLASS A DISTRIBUTION PLAN OF

                         MERCURY QA EQUITY SERIES, INC.

                             PURSUANT TO RULE 12b-1

     DISTRIBUTION PLAN made as of the __ day of February, 2000, by and between Mercury QA Equity Series, Inc., a Maryland corporation (the "Corporation"), on behalf of each of its series listed on Appendix A attached hereto, as such Appendix may be amended from time to time (each, a "Fund," and together the "Funds"), and Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Corporation intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

     WHEREAS, the Directors have established each Fund as a series of the Corporation; and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Corporation on behalf of each Fund proposes to enter into a Class A Shares Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of each Fund in the offer and sale of Class A shares of common stock, par value $0.0001 per share (the "Class A Shares"), of each Fund to the public; and

     WHEREAS, the Corporation on behalf of each Fund desires to adopt this Class A Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Corporation on behalf of each Fund will pay an account maintenance fee to the Distributor with respect to such Fund's Class A Shares; and

     WHEREAS, the Directors of the Corporation have determined that there is a reasonable likelihood that adoption of the Plan will benefit each Fund and its Class A shareholders.
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     NOW, THEREFORE, the Corporation on behalf of each Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Corporation shall pay the Distributor with respect to each Fund's Class A Shares an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of such Fund relating to the Class A Shares of such Fund to compensate the Distributor and securities firms with which the Distributor enters into related agreements pursuant to Paragraph 2 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class A shareholders of such Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class A Shares of a Fund and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Corporation hereby authorizes the Distributor to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraph 1 hereof. The Distributor may reallocate all or a portion of its account maintenance fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraph 3 hereof.

     3. The Distributor shall provide the Corporation for review by the Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 under the Investment Company Act regarding the disbursement of the account maintenance fee during such period.

     4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors and (b) those Directors who are not "interested persons" of the Corporation, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

     5. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

     6. The Plan may be terminated with respect to any or all of the Funds at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class A voting securities of the appropriate Fund or Funds.

                                       2
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     7.   The Plan may not be amended to increase materially the rate of payments provided for in Paragraph 1 hereof unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class A voting securities of the Fund or Funds with respect to which the Plan is being amended, and by the Directors in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.

     8. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Corporation shall be committed to the discretion of the Directors who are not interested persons.

     9. The Corporation shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

     10. The provisions of the Plan are severable for each Fund and whenever Rule 12b-1 under the Investment Company Act provides for any action to be taken with respect to the Plan, such action shall be taken separately for each Fund affected thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.


                    MERCURY QA EQUITY SERIES, INC.
                         on behalf of each Fund


                    By
                      ----------------------------------
                      Title:


                    MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                    By
                      ----------------------------------
                      Title:

                                       4
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                                   APPENDIX A

NAME OF FUND
------------


Mercury QA Large Cap Core Fund
Mercury QA Large Cap Value Fund
Mercury QA Large Cap Growth Fund
Mercury QA Mid Cap Fund
Mercury QA Small Cap Fund
Mercury QA International Fund

                                       5
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                 CLASS A SHARES DISTRIBUTION PLAN SUB-AGREEMENT



     AGREEMENT made as of the __ day of February, 2000, by and between Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                             W I T N E S S E T H :
                             --------------------

     WHEREAS, the Distributor has entered into an agreement with Mercury QA Equity Series, Inc., a Maryland corporation (the "Corporation"), on behalf of each of its series listed in such Agreement (each, a "Fund," and together, the "Funds"), pursuant to which it acts as the exclusive distributor for the sale of Class A shares of common stock, par value $0.0001 per share (the "Class A Shares") of each Fund; and

     WHEREAS, the Distributor and the Corporation have entered into a Class A Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which the Distributor receives an account maintenance fee from the Corporation, on behalf of each Fund, at the annual rate of 0.25% of average daily net assets of each such Fund relating to such Fund's Class A Shares for providing account maintenance activities and services with respect to such Class A Shares; and

     WHEREAS, the Distributor desires the Securities Firm to perform certain account maintenance activities and services, including assistance in connection with inquiries related to shareholder accounts, for each Fund's Class A shareholders and the Securities Firm is willing to perform such services.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide account maintenance activities and services with respect to the Class A Shares of each Fund and incur expenditures in connection with such activities and services, of the types referred to in Paragraph 1 of the Plan.

     2. As compensation for its services performed under this Agreement, the Distributor shall pay the Securities Firm a fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     3. The Securities Firm shall provide the Distributor, at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 under the Act regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

     4. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Board of Directors of the Corporation (the "Directors") and (b) those Directors who are not "interested persons" of the Corporation, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement, cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     5. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

     6. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.


                         MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                         By
                           ---------------------------------------
                           Name:
                           Title:


                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED


                         By
                           ---------------------------------------
                           Name:
                           Title:

                                       2